                                                                                                                                     Form of Quest Warrants

                                                           Form of Quest Warrant

THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY STATE  SECURITIES LAWS. THESE
SECURITIES MAY NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED  EXCEPT
PURSUANT TO REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR
UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT SUCH REGISTRATION IS NOT REQUIRED.

                               WARRANT CERTIFICATE

                         For Purchase of Warrant Shares

                                       of

                                 DECORIZE, INC.

                                February 13, 2004

THIS CERTIFIES  THAT, for value  received,  Quest Capital  Alliance,  L.L.C.,  a
Missouri  limited  liability  company,  whose  address  is 3140  East  Division,
Springfield, Missouri 65802 ("Quest"), or its registered transferees or assigns, is  entitled,  subject to the terms and  conditions  hereinafter  set forth,  to purchase from Decorize,  Inc., a Delaware  corporation (the "Company"),  600,000 fully paid and nonassessable Warrant Shares. This Warrant (which,  together with all Warrants  issued in exchange,  transfer or replacement  of any thereof,  are referred  to  herein  as the  "Warrants")  is issued  pursuant  to that  certain
Securities  Purchase  Agreement dated as of February 13, 2004 (the "Agreement"), between the Company,  Quest,  and Purchaser (as defined  therein),  and shall be entitled  to the rights set forth  therein.  Unless  otherwise  defined  herein, capitalized  terms used in this Warrant  shall have the  meanings  given to such terms in the Agreement  (which  meanings are  incorporated  into this Warrant by this reference).

     This Warrant may be exercised by presentation and surrender of this Warrant
Certificate,  together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto,  at any time during the Exercise Period (as hereinafter  defined),  at the principal  office of the Company or at such other office as shall  have  been  theretofore  designated  by the  Company  by notice pursuant  hereto,  and (ii)  payment to the Company of the  applicable  purchase price, as hereinafter set forth.  In certain  contingencies  provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

     This Warrant is subject to the following terms and conditions:

     1. Exercise of Warrant.

          (a) The  purchase  rights  which are  represented  by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock), during the
Exercise  Period.  In the case of the purchase of, or the surrender of rights to purchase,  less than all the shares purchasable under this Warrant,  the Company shall  cancel  this  Warrant  upon the  surrender  hereof and shall  execute and deliver a new  Warrant of like tenor for the  balance of the shares  purchasable hereunder.

          (b) The  term  "Exercise  Period"  shall  mean  and  refer to a period commencing on the date hereof and ending at midnight,  central time, on the date that is [five (5)][four (4)][three (3)] years from the date hereof.

     2. Price. The purchase price of each Warrant Share purchasable  pursuant to the exercise of this Warrant (the "Exercise  Price") shall be $1.40,  subject to adjustment as set forth  herein,  payable by bank check or wire transfer of same day funds.  Notwithstanding  the foregoing,  upon exercise of this Warrant,  the holder may deliver in payment of a portion or all of the Warrant Shares, certain of the Warrant  Shares  issuable  upon  exercise of the Warrant,  which shall be valued at the fair  market  value of such stock on the date of  exercise  of the
Warrant. For purposes of this Warrant,  "fair market value" of such shares shall mean:

          (i) if the principal  trading market for such securities is a national or regional securities exchange, the average closing price on such exchange for the twenty (20) trading days immediately prior to such Exercise Date;

          (ii) if sales  prices for shares of Common  Stock are  reported by the
     Nasdaq  National  Market  System or Nasdaq  Small Cap  Market (or a similar system then in use),  the average last reported  sales price for the twenty
     (20) trading days immediately prior to such Exercise Date; or

          (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices  for shares of Common  Stock are  reported  in the  over-the-counter market  by  Nasdaq  (or,  if not so  reported,  by the  National  Quotation
     Bureau), the average of the high bid and low ask prices so reported for the twenty (20) trading days immediately prior to such Exercise Date.

     Notwithstanding the foregoing,  if there is no reported closing price, last reported sales price, or bid and ask prices,  as the case may be, for the period in question,  then the current market price shall be determined as of the latest twenty (20) trading day period  prior to such day for which such closing  price, last  reported  sales  price,  or bid and ask  prices,  as the case may be,  are available,  unless such securities have not been traded on an exchange or in the over-the-counter  market  for 30 or more  days  immediately  prior to the day in question,  in which case the current  market price shall be  determined  in good faith by, and reflected in a formal resolution of, the Board of Directors of the
Company.

         3. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number of Warrant Shares and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

               (a)  In  case  at  any  time  the  Company  shall  subdivide  its outstanding  shares of Common  Stock into a greater  number of shares, the Exercise  Price in effect  immediately  prior to such  subdivision shall be proportionately  reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares,  the Exercise Price in effect  immediately  prior to such combination shall be proportionately increased.

               (b) In case of any  reclassification,  capital  reorganization or other change of outstanding  shares of Common Stock, or in case of any consolidation,  merger or other  business  combination  of the Company with or into another  corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the  continuing corporation  and  which  shall  not  result  in any  reclassification, capital reorganization or other change of outstanding shares of Common
          Stock of the class  issuable  upon  conversion  of this Warrant) or in case of any sale, lease or conveyance to another  corporation or other entity of all or substantially  all of the assets of the Company,  the
          Company shall cause effective provisions to be made so that the holder of this Warrant,  upon exercise of the Warrant Shares  receivable upon the exercise of all Warrant Shares at any time after the  consummation of such reclassification,  change, consolidation, merger, sale, lease, conveyance, dividend or distribution, shall be entitled to receive for such shares of Common Stock the stock or other  securities or property to which the holder of this Warrant would have been entitled upon such consummation  if such Warrant had been exercised into shares of Common
          Stock immediately prior to such consummation. Any such provision shall include  provisions for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.
          The foregoing  provisions of this paragraph (b) shall  similarly apply to successive  reclassifications,  capital reorganizations and changes of shares of Common Stock and to successive  consolidations,  mergers, sales,  leases or  conveyances.  In the event that, in connection with any such capital  reorganization or  reclassification,  consolidation, merger,  sale, lease or conveyance,  additional shares of Common Stock shall be issued in exchange,  conversion,  substitution or payment, in whole or in part,  for a security  of the  Company  other than  Common
          Stock,  any such issue  shall be  treated as an issue of Common  Stock subject to the provisions of this Section 3.

               (c) In case at any time the  Company  shall fix a record date for purposes of effecting a dividend or  distribution  on the Common Stock
          (whether in the form of cash,  Common  Stock,  or other  securities or other property),  the Exercise Price to be in effect after such record date shall be determined by  multiplying  the Exercise Price in effect immediately prior to such record date by a fraction,  the numerator of which shall be the current  market  price per share of Common Stock on such record date, less the amount of cash so to be distributed (or the fair market value (as  determined in good faith by, and reflected in a formal  resolution  of, the Board of Directors of the Company)) of the
          portion of the assets,  securities or evidences of  indebtedness so to be distributed, or of such

          subscription  rights or  warrants,  applicable  to one share of Common
          Stock, and the denominator of which shall be such current market price per share of Common Stock.  Such adjustment shall be made successively whenever  such a record  date is  fixed;  and in the  event  that such distribution  is not so  made,  the  Exercise  Price  shall  again  be adjusted to be the  Exercise  Price,  which would then be in effect if such record date had not been fixed.

               (d) In each case of any event  described  above that may  require any adjustment or  readjustment in the shares of Common Stock issuable on the  exercise of this  Warrant,  the  Company at its  expense  will promptly cause its independent certified public accountants, or in the event of any conflict such independent certified public accountants as are selected by the Board of Directors,  to compute the  adjustment or readjustment,  if any, in  accordance  with this Warrant and prepare a certificate  setting forth the adjustment or readjustment,  or stating the reasons  why no  adjustment  or  readjustment  is being made,  and
          showing,   in  reasonable  detail,  the  analysis  of  the  facts,  as separately certified by the Company, upon which any such adjustment or readjustment is based, including a statement of:

                    (i) the number of shares of Common Stock then outstanding on a fully diluted basis, and

                    (ii) the  number of shares  of Common  Stock to be  received upon exercise of this Warrant,  in effect  immediately before the adjustment  or  readjustment  and as adjusted and  readjusted  on account thereof.

               The Company will promptly mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any  holder  of a  Warrant,  furnish  to the  holder  a copy of the foregoing certificate setting forth the calculations used to determine the adjustment or readjustment.

     4. Elimination of Fractional  Interests.  The Company shall not be required to issue certificates  representing fractions of Warrant Shares, but will make a payment in cash based on the Exercise Price in effect at that time.

     5.  Representations  of Quest.  In  consideration  of the  issuance  of the
Warrants, Quest represents, warrants and covenants, to the Company as follows:

          (a)  Authorization.  Quest is duly organized,  validly existing and in good standing under the laws of its  jurisdiction.  Quest has the necessary power and  authority to execute and deliver this Warrant and to perform its obligations  hereunder.  The execution and delivery of, and the performance under,  this Warrant by Quest will not conflict with any rule,  regulation, judgment or agreement applicable to Quest.

          (b)  Investment  Purpose.  Quest was not  formed  for the  purpose  of acquiring  the  Warrants or the Warrant  Shares.  Quest is  purchasing  the
     Warrants (and will, upon exercise hereof,  purchase the Warrant Shares) for investment  purposes  and  not  with a  present  view  to,  or for  sale in
     connection  with,  a  distribution   thereof  within  the  meaning

     of the Securities  Act of 1933, as amended (the  "Securities  Act").  Quest understands  that it may not be able to sell or  otherwise  dispose  of the
     Warrants or the Warrant  Shares,  and accordingly it must bear the economic risk of this investment indefinitely.

          (c)  Reliance  On  Exemptions.  Quest  understands  that  neither  the
     Warrants nor the Warrant Shares have been  registered  under the Securities
     Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration  requirements of federal and state  securities  laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of Quest set forth herein in order to determine the  availability of such exemptions and the eligibility of Quest to acquire the Warrants and the Warrant Shares.

          (d)  Information.  Quest has been furnished all documents  relating to the business,  finances and operations of the Company that Quest  requested from the Company and has evaluated the risks and merits  associated with an investment  in the  Warrants  and the Warrant  Shares to its  satisfaction.
     Quest has been afforded the  opportunity  to ask questions of the Company's representatives  concerning  the Company in making the decision to purchase and acquire the Warrants and the Warrant  Shares,  and such  questions have been answered to its satisfaction.

          (e) Governmental  Review.  Quest  understands that no federal or state agency or any other  government or  governmental  agency has passed upon or made any  recommendation  or  endorsement  of the  Warrants  or the Warrant
     Shares.

          (f)  Quest's  Qualifications.  Quest is an  "accredited  investor"  as defined in Rule 501 under  Regulation  D of the  Securities  Act.  Quest is capable of evaluating the merits and risks of an investment in the Warrants and the Warrant Shares.

          (g) Restrictions on Transfer. Quest covenants and agrees that it shall not  transfer  any of  the  Warrants  or the  Warrant  Shares  unless  such
     Securities are  registered  under the Securities Act or unless an exemption from  registration  and  qualification  requirements is available under the
     Securities Act and  applicable  state  securities  laws and the Company has received  an  opinion  of  counsel  satisfactory  to it  stating  that such registration  and  qualification  is not required.  Quest  understands that certificates  representing  the Warrants and the Warrant  Shares shall bear the following,  or a substantially similar,  legend until such time as they have been  registered  under the  Securities  Act or otherwise  may be sold without volume or other  limitations  under Rule 144 promulgated  under the
     Securities Act:

          THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY
          STATE  SECURITIES  LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR
          SALE,   SOLD,   TRANSFERRED  OR  ASSIGNED   EXCEPT   PURSUANT  TO
          REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS,
          OR  UPON  RECEIPT  BY  THE  COMPANY  OF

          AN OPINION  OF  COUNSEL  SATISFACTORY  TO THE  COMPANY  THAT SUCH
          REGISTRATION IS NOT REQUIRED.

          (h) Residence.  Quest is domiciled  within the  jurisdiction set forth under its name on the signature pages hereto.

          (i)  Compliance  with Laws.  Quest  further  represents to the Company that:

               (i) it will not act,  or fail to act,  in any way that might make unavailable to the Company,  any of the exemptions  from  registration under both state and federal securities law that it is relying upon in connection with the Agreement; and

               (ii)  Quest will at all times  comply  with all  applicable  laws relating to its  activities  under the  Agreement,  including  without limitation  all  applicable  federal  and  state  securities  laws and regulations.

     6. Exchange and Replacement of Warrant. This Warrant is exchangeable,  upon the surrender  hereof by the  registered  holder at the principal  office of the
Company,  for new  Warrants  of like  tenor and date  representing  the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder  (subject to the approval and consent of the  Company), each of such new  Warrants to  represent  the right to  purchase  such number of shares  as shall be  designated  by said  registered  holder at the time of such surrender.  Upon receipt by the Company of (a) evidence reasonably  satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of  loss,  theft  or  destruction,  and (b)  indemnity  or  security  reasonably satisfactory  to it, and upon  surrender and  cancellation  of this Warrant,  if mutilated,  the Company  will make and deliver a new Warrant or Warrants of like tenor, in lieu of this Warrant.

     7.  Rights  Prior to Exercise  of  Warrant.  Prior to the  exercise of this
Warrant,  the holder of this Warrant shall not, by reason of this Warrant or the shares  underlying  this Warrant,  be entitled to any rights of a stockholder of the  Company,  including  without  limitation  the  right  to vote,  to  receive dividends or other  distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

     8.  Notices.  All  notices,  requests,  consents  and other  communications hereunder  shall be in writing and shall be mailed by first class  registered or certified mail,  postage prepaid,  at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the
Company an  address,  then to, and at the  address  of, the last  holder of this
Warrant who has so furnished an address to the Company.

     9.  Transferability;  Successors.  No  transfer  of a Warrant for less than
100,000  shares  shall be valid  unless made by the  registered  holder with the prior written consent of the Company,  which shall not be unreasonably withheld.
The terms of this Warrant  shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors,  personal representatives, successors and assigns and shall be binding upon any person,  firm,  corporation or other  entity to whom this  Warrant and any shares of Common  Stock  issuable upon exercise  hereof are assigned or  transferred  (even if in violation of the provisions of this Warrant) and the

heirs,  executors,  personal  representatives,  successors  and  assigns of such person, firm, corporation or other entity.

     10.  Amendment and Waiver.  Any changes in or additions to this Warrant may be made, and compliance  with any covenant or provision  herein set forth may be waived,  only if the Company  shall obtain  consent  thereto in writing from the holder of this  Warrant.  Any waiver or consent  shall be effective  only in the specific instance and for the specific purpose for which given.

     11.  Governing  Law;  Venue.  This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware  without regard to its conflict of laws provisions. The parties irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in Greene County,  Missouri for the purpose of any suit, action or other proceeding  arising out of or based on this Warrant or its subject matter.  Each party, to the extent applicable law permits,  waives,  and  will  not  assert  by way of  motion,  as a  defense  or otherwise,  in any suit, action or proceeding brought in the above-named courts, any claim that (a) it is not subject  personally  to the  jurisdiction  of those courts, (b) the suit, action or proceeding is brought in an inconvenient  forum,
(c) the venue of the suit, action or proceeding is improper, or (d) this Warrant or its subject matter may not be enforced in or by these courts.

     IN WITNESS WHEREOF,  the Company and Quest have each caused this Warrant to be executed and delivered as an  instrument  under seal and as of the date first above written.

THE COMPANY:                        DECORIZE, INC.,
                                    a Delaware corporation

                                    By:  /s/ Alex Budzinsky
                                       -----------------------------------------
                                    Name:    Alex Budzinsky
                                    Title:   Executive Vice President and CFO

QUEST:                              QUEST CAPITAL ALLIANCE, L.L.C.,
                                    a Missouri limited liability company

                                    By:  /s/ Steven W. Fox
                                       -----------------------------------------
                                    Name:  Steven W. Fox
                                    Title:   General Manager
                                    Address:   3140 East Division
                                               Springfield, Missouri  65802

                                                                         ANNEX 1
                                                                                                                                                        ANNEX I

                              ELECTION TO PURCHASE

TO: DECORIZE, INC.

          The undersigned owner of the accompanying  Warrant hereby  irrevocably exercises the option to purchase  _______________  Warrant  Shares in accordance with the terms of such  Warrant,  directs that the Warrant  Shares  issuable and deliverable  upon  such  purchase  (together  with any  check  for a  fractional interest) be issued in the name of and delivered to the  undersigned,  and makes payment in full therefor at the Exercise Price provided in such Warrant.

COMPLETE FOR REGISTRATION OF WARRANT SHARES ON THE STOCK TRANSFER RECORDS
MAINTAINED BY THE COMPANY:

                                 QUEST CAPITAL ALLIANCE, L.L.C.
                                 a Missouri limited liability company

                                 By:
                                    ----------------------------------------
                                 Name:  Steven W. Fox
                                 Title:  General Manager
                                 Address:   3140 East Division
                                            Springfield, Missouri  65802
                                            Attn:  General Manager

                                 -------------------------------------------
                                 Social Security or Other Identifying Number

                                 Date:                               ,20
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